SUBSCRIPTION AGREEMENT

Kranti Resources, Inc.

103 - 8318 120th Street

Surrey, B.C.

Canada V3W 3N4

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing __________________________________________________ (__________) shares of Common Stock of Kranti Resources, Inc. (the "Company") at a price of $0.04 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Ben Gill, Mr. Karnpal Grewal and Mr. Aaron Lessing solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation .

MAKE CHECK PAYABLE TO:  Kranti Resources, Inc.

Executed this _____ day of ___________________, 200___.

___________________________________	_________________________________
Signature of Purchaser
___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.04	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________
Kranti Resources, Inc.

By:

Title: